United States

Securities And Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 11, 2006

Lincoln Bancorp
(Exact name of registrant as specified in its charter)

Indiana	000-25219	35-2055553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1121 East Main Street, Plainfield, Indiana		46168-0510
(Address of principal executive offices)		(Zip Code)

(317) 839-6539
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2006, Lincoln Bank, a wholly owned subsidiary of Lincoln Bancorp, entered into employment agreements (the “Employment Agreements”) with Jonathan D. Slaughter and Bryan Mills. Mr. Slaughter is a Vice President of Lincoln Bancorp and Senior Vice President, Credit Administration of Lincoln Bank, and Mr. Mills is Senior Vice President, Mortgage Lending Manager, of Lincoln Bank. Each Employment Agreement provides for an initial term of two years and extends annually for an additional one-year term to maintain the two-year term if the Board of Directors determines to so extend it, unless notice not to extend is properly given by either party.

Mr. Slaughter’s Employment Agreement provides for an annual base salary of $132,313 and Mr. Mills’ Employment Agreement provides for an annual base salary of $110,000, subject to increases approved by the Board of Directors. Each Employment Agreement also provides that Messrs. Slaughter and Mills (the “Executives”) shall participate in all employee benefit, retirement and compensation plans available to employees of Lincoln Bank.

Under the Employment Agreements, the Executives may terminate their employment upon 60 days’ written notice. They may also terminate their own employment for cause (as defined in the Employment Agreement). The Executive may be discharged for cause (as defined in the Employment Agreement) at any time or in certain specified events. If Lincoln Bank terminates an Executive’s employment for other than cause or if an Executive terminates his own employment for cause (as defined in the Employment Agreement), he will receive his base compensation under the contract for an additional three years if the termination follows a change of control in Lincoln Bancorp, and for the balance of the Employment Agreement if the termination does not follow a change in control. In addition, during such period, the Executive will continue to participate in the group insurance plans and retirement plans, or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the Executive will have the right to cause Lincoln Bank to purchase any stock options he holds for a price equal to the fair market value (as defined in the Employment Agreement) of the shares subject to such options minus their option price. If the payments provided for in the Employment Agreement, together with any other payments made to the Executive, are deemed to be payments in violation of the “golden parachute” rules of the Internal Revenue Code, such payments will be reduced to the largest amount which would not cause Lincoln Bank to lose a tax deduction for such payments under those rules.

Each Employment Agreement also protects confidential business information and protects Lincoln Bank from competition by the Executive if he voluntarily terminates his employment without cause or is terminated for cause.

Copies of the Employment Agreements are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Employment Agreement, dated January 11, 2006, between Lincoln Bank and Jonathan D. Slaughter
10.2	Employment Agreement, dated January 11, 2006, between Lincoln Bank and Bryan Mills

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 12, 2006	Lincoln Bancorp

	By:	/s/ John M. Baer
John M. Baer, Secretary and Treasurer

Exhibit Index

Exhibit Number	Exhibit Description	Location
10.1	Employment Agreement, dated January 11, 2006, between Lincoln Bank and Jonathan D. Slaughter	Attached
10.2	Employment Agreement, dated January 11, 2006, between Lincoln Bank and Bryan Mills	Attached